EXHIBIT 3.1.6

ARTICLES OF AMENDMENT TO THE CHARTER
OF
PIEDMONT MINING COMPANY, INC.

The undersigned corporation hereby executes these Articles of Amendment for the purpose of amending its charter.

1. The name of the corporation is Piedmont Mining Company, Inc.

2. The following amendments to the charter of the corporation was adopted by its shareholders on the 31st day of August, 1987, in the manner prescribed by law:

"A new Article, designated as Article XI, shall be added to the Articles of Incorporation and shall read as follows:

ARTICLE XI

To the fullest extent permitted by applicable law, no director of the Corporation shall have any personal liability arising out of any action whether by or in the right of the Corporation or otherwise for monetary damages for breach of his or her duty as a director; provided, however, that except as otherwise permitted by the North Carolina Business Corporation Act as it may be amended subsequent to the effectiveness of. this Article, the foregoing elimination of liability shall not be effective with respect to (a) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the Corporation, (b) any liability under Section 55-32 of the North Carolina Business Corporation Act, (c) any transaction from which the director derived an improper personal benefit, or (d) acts or omissions occurring prior to October 1, 1987. As used in this Article, the term " improper personal benefit" does not include a director's compensation or other incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney or consultant of the Corporation. This Article shall not impair any right to, indemnity from the Corporation which any director may now or hereafter have. Any repeal. or modification of this Article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director existing immediately prior to such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification." These specific provisions will be effective October 1, 1987.

3. The number of shares of the corporation outstanding at the time of such adoption was 8,650,596; and the number of shares entitled to vote thereon was 8,650,596.

4. The designation and number of outstanding shares of each class entitled to vote on such amendment as a class were as follows:

Class	Number of Shares
Common Stock	7,795,596
Class A Common Stock	855,000

5. The number of shares voted for such amendment was 5,491,053; and the number of shares voted against such amendment was none. Voting within each class entitled to vote as a class was as fol1ows:

	Number of Shares Voted
Class	For	Against
Common Stock	4,636,053	None
Class A Common Stock	855,000	None

6. The amendment herein effected does not give rise to dissenter's rights to payment for the reason that the only effect of such amendment is to limit the personal liability of directors of the corporation and there are no shareholders entitled to any preference as to dividends or liquidation.

IN· WITNESS WHEREOF, these Articles are signed by the President and Secretary of the corporation this 1st day of September, 1987.

PIEDMONT MINING COMPANY, INC.

By:	/s/ Robert M. Shields Jr.
Robert M. Shields Jr., President

By:	/s/ Ray W. Bradley, Jr.
Ray W. Bradley, Jr., Secretary

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

I, Evelyn B. Stevens , a Notary Public, hereby certify that on this 1st day of September, 1987, personally appeared before me Robert M. Shields, Jr., who being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements therein contained are true.

/s/ Evelyn B. Stevens
Notary Public

My oommission expires: July 27, 1991

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

I, Evelyn B. Stevens, a Notary Public, hereby certify that on this 1st day of September, 1987, personally appeared before me Ray W. Bradley, Jr., who being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements therein contained are true.

/s/ Evelyn B. Stevens
Notary Public

My oommission expires: July 27, 1991